United States
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): March 3, 2025

SUNation Energy Inc.

(Exact name of Registrant as Specified in its Charter)

Delaware

(State Or Other Jurisdiction Of Incorporation)

001-31588	41-0957999
(Commission File Number)	(I.R.S. Employer Identification No.)

171 Remington Boulevard Ronkonkoma, NY	11779
(Address of Principal Executive Offices)	(Zip Code)

(631) 750-9454

Registrant’s Telephone Number, Including Area Code

Securities registered pursuant to Section 12(b) of the Act

Title of Each Class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value, $.05 per share	SUNE	The Nasdaq Stock Market, LLC

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.02 Termination of a Material Definitive Agreement

Decathlon Fixed Loan Repayment and Termination

On June 1, 2023, the Company entered into a Revenue Loan and Security Agreement (the “Loan Agreement”) with Decathlon Specialty Finance, LLC (“Decathlon”). The Loan Agreement provided for a loan facility for the Company in the maximum amount of $7.5 million with an original maturity date of June 1, 2027. The Decathlon Loan Agreement was repayable in fixed monthly payments to the maturity date with $2,580,000 payable in 2025, $2,760,000 payable in 2026 and $3,480,000 payable in 2027 to the maturity date. As of March 3, 2025, the remaining aggregate balance, together with accrued principal and interest, remaining under this Loan agreement was $6,740,516; however, the parties to the Loan Agreement recently agreed to a reduced aggregate repayment amount of $6,229,875 if voluntarily repaid early in full.

As previously disclosed, on February 27, 2025, SUNation Energy, Inc. (the “Company”) consummated the first tranche of a securities offering for gross proceeds of $15 million (the “Equity Financing”). Using a portion of the proceeds from the Equity Offering, the Company voluntarily repaid in full all of the accrued principal and interest due to Decathlon in the reduced aggregate noted above. As a result of this complete repayment, the Decathlon Loan Agreement has been terminated (together with other agreements and instruments related thereto), and no further monthly or other payments or remuneration of any kind shall be paid or be payable following the termination of this Loan Agreement, and no early termination penalties or prepayment premium were incurred by the Company in connection with the termination of this Laon Agreement.

Hercules Loan Repayment and Termination

The Company entered into a loan agreement on December 11, 2020 in an original amount of $7,500,000 payable to Hercules Capital, Inc. (“Hercules”) under a loan and security agreement (the “Term Loan Agreement”), with an amended Maturity Date of June 2, 2027. On July 22, 2024, the Term Loan Agreement was further amended (the “Third Amendment”), primarily for the purpose of obtaining consent for the bridge loan financing from Conduit Capital U.S. Holdings LLC and MBB Energy, LLC (each further described below). The Company also entered into a Joinder and Amendment to Subordination Agreement (the “Joinder Agreement”) among Decathlon, Hercules Capital, Inc., Conduit and MBB. The Company was making monthly principal and interest payments in the aggregate amount of approximately $49,000 pursuant to the Term Loan Agreement.

As of March 3, 2025, the loan and accrued interest balance was $1,230,555; however, the parties to the Term Loan Agreement recently agreed to a reduced aggregate repayment amount of $1,138,263 if voluntarily repaid early in full. Following the consummation of the Equity Financing, the Company used a portion of the proceeds therefrom to voluntarily repay in full all of the accrued principal and interest due to Hercules in the (reduced) aggregate noted above. As a result of this complete repayment, the Term Loan Agreement has been terminated (together with other agreements and instruments related thereto), and no further monthly or other payments or remuneration of any kind shall be paid or be payable following the termination of this Term Loan Agreement, and no early termination penalties or prepayment premium were incurred by the Company in connection with the termination of this Loan Agreement.

Conduit Capital Bridge Loan Repayment and Termination

On July 22, 2024, the Company obtained bridge loan financing for working capital purposes from Conduit Capital U.S. Holdings LLC (“Conduit”), an unaffiliated lender (the “Original Conduit Note”) in the principal sum of $500,000 to the Company on an original issue discount basis of 20% and accordingly, Conduit advanced $400,000 to the Company (the “Initial Conduit Loan”), with a maturity date of July 21, 2025 (the “Maturity Date”). The Original Conduit Note allowed for additional advances to the Company for working capital on identical terms, conditions and interest rate as the Initial Conduit Loan up to an aggregate principal sum of $500,000. On September 9, 2024, the Company and Conduit entered into an Amended and Restated Convertible Secured Note (the “First Amended Conduit Note”) which provided for an additional principal advance of $120,000 (the “Second Conduit Advance”). On September 23, 2024, the Company took a third advance in the amount of $380,000 on the same financial terms as the Second Conduit Advance.

In accordance with the terms of the Conduit loan agreements, if the Company were to consummate one or more equity offerings prior to the Maturity Date in which it derives aggregate gross proceeds of at least $3.15 million, it will be required to repay the unpaid principal balance of the Initial Conduit Loan, simultaneous with the closing(s) of such offering(s), and if the Company consummates one or more equity offerings prior to the Conduit Maturity Date in which it derives aggregate gross proceeds of at least $4.4 million, the Company will be required to repay the entire unpaid principal amount of all loans due to Conduit, simultaneous with the closing(s) of such offering(s).

As of February 28, 2025, the aggregate Conduit Note, as amended, balance was $1,000,000, which was repaid in full from a portion of the proceeds of the Equity Offering following the consummation thereof. As a result of this complete repayment, the Conduit Note, as amended, has been terminated, and no further principle, interest, accrual or conversion of any securities thereunder remain payable to Conduit following the repayment and related termination of the Conduit loan agreement(s).

MBB Energy Bridge Loan Repayment and Termination

On July 22, 2024, the Company obtained bridge loan financing for working capital purposes from MBB Energy, LLC (“MBB”), an affiliate of the Company (the “Original MBB Note”) in the principal sum of $500,000 to the Company on an original interest discount basis of 20% and, accordingly, MBB advanced the sum of $400,000 to the Company (the “Initial MBB Loan”), with a maturity date of July 21, 2025 (the “Maturity Date”). On August 16, 2024, the Company took a second advance in the amount of $500,000 on the same financial terms as the Initial MBB Loan.

In accordance with the terms of the MBB loan agreements, if the Company were to consummate one or more equity offerings prior to the Maturity Date in which it derives aggregate gross proceeds of at least $3.15 million, it will be required to repay the unpaid principal balance of the Initial MBB Loan, simultaneous with the closing(s) of such offering(s), and if the Company consummates one or more equity offerings prior to the Maturity Date in which it derives aggregate gross proceeds of at least $4.4 million, the Company will be required to repay the entire unpaid principal amount of all loans due to MBB, simultaneous with the closing(s) of such offering(s).

As of February 28, 2025, the aggregate MBB loan balance was $1,000,000, which was repaid in full from a portion of the proceeds of the Equity Offering following the consummation thereof. As a result of this complete repayment, the MBB Note has been terminated and no further principle, interest or accrual thereunder remain following the repayment and related termination of the MBB loan agreement(s).

The repayment and termination of the above-described secured loan agreements eliminates all monthly payment obligations, which in the aggregate is expected to result in a substantial monthly operating cash savings, and also removes certain material restrictive covenants which were contained in the respective loan agreements. This is anticipated to give the Company added flexibility in considering any potential acquisitions, structuring future financing options related thereto and it will result in freeing up cashflow for operational activities in the ordinary course of our business.

Forward-Looking Statements

Certain information contained in this Current Report on Form 8-K includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. We may in some cases use terms such as “predicts,” “believes,” “potential,” “continue,” “anticipates,” “estimates,” “expects,” “plans,” “intends,” “may,” “could,” “might,” “likely,” “will,” “should” or other words that convey uncertainty of the future events or outcomes to identify these forward-looking statements. Our forward-looking statements are based on current beliefs and expectations of our management team that involve risks, potential changes in circumstances, assumptions, and uncertainties, including statements regarding the Company’s intent to file for a hearing before the Panel, our ability to regain compliance with the Nasdaq continued listing requirements, and our financial condition, growth and strategies. Any or all of the forward-looking statements may turn out to be wrong or be affected by assumptions we make that later turn out to be incorrect, or by known or unknown risks and uncertainties. These forward-looking statements are subject to risks and uncertainties including risks related to our ability to regain compliance with Nasdaq’s continued listing requirements or otherwise maintain compliance with any other listing requirement of the Nasdaq Capital Market, including the Minimum Bid Price Requirement, timely file our request for a hearing before the Panel, the potential de-listing of our shares from the Nasdaq Capital Market due to our failure to comply with the Minimum Bid Price Requirement, and the other risks set forth in our filings with the Securities and Exchange Commission, including in our Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q. For all these reasons, actual results and developments could be materially different from those expressed in or implied by our forward-looking statements. You are cautioned not to place undue reliance on these forward-looking statements, which are made only as of the date of this Current Report on Form 8-K. We undertake no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances unless required by law.

SIGNATUREs

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

SUNATION ENERGY INC.

	By:	/s/ James Brennan
James Brennan
Chief Operating Officer

Date: March 13, 2025

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